EXHIBIT 4.4

Live Nation, Inc. This certificate also evidences and entities the record holder hereof to certain rights as set forth in a Rights Agreement between Live Nation, Inc. and The Bank of New York, dated as of December 21, 2005, as it may be amended from time to time (the "Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices at Live Nation, Inc. Under certain circumstances, as set forth in the Agreement, such Rights (as defined in the Agreement) will be evidenced by separate certificates and will no longer be evidenced by this certificate. Live Nation, Inc. will mail to the record holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor. As set forth in the Agreement, Rights Beneficially Owned by any Person who becomes an Acquiring Person, or by any Affiliate or Associate of such Acquiring Person, become immediately null and void (all such capitalized terms having the meanings ascribed thereto in the Agreement). The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM - as tenants In common UNIF GIFT MIN ACT- Custodian TEN ENT - as tenants by the entireties (Cust)(Minor) JT TEN - as joint tenants with right of survivorship and not as tenants In common under Uniform Gifts to Minors Act (State) Additional abbreviations may also be used though not in the above list For value received, hereby sell, assign and transfer unto Please insert social security or other Identifying number of assignee Please print or typewrite name and address, including postal zip code, of assignee Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises. Dated, X X Notice: the signature(s) TO THIS ASSIGNMENT MUST correspond with THE NAME(S) AS WRITTEN UPON The FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. SIGNATURE(S) GUARANTEED: THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STCKHOLDERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17AD.15.